Exhibit 99.2
     ATMI AND PRAXAIR AGREE TO SETTLE LEGAL ACTIONS
     DANBURY, CT — July 14, 2008 — ATMI, Inc. (Nasdaq: ATMI) today announced that it has entered into a global settlement agreement with Praxair, Inc. that resolves the matters that have been in litigation between the two companies since 2003, including those related to ATMI’s VAC® technology and Praxair’s UpTime® technology. No material settlement payments are being made by either party. The parties will be free to market and sell worldwide their respective mechanical, sub-atmospheric delivery container products that were the subject of the disputes.
     ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.
Statements contained herein that relate to ATMI’s future performance, including, without limitation, statements with respect to ATMI’s anticipated results of operations or level of business for 2008 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI’s markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI’s Form 10-K for the year ended December 31, 2007 and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.
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For more information contact:
Dean Hamilton
Director, Investor Relations & Corporate Communications
203.207.9349 Direct
203.794.1100 x4202
dhamilton@atmi.com